                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                  SCHEDULE 14C

             INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Check the appropriate box:

[ ] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X] Definitive Information Statement

                            ULTRASTRIP SYSTEMS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14C-5(g) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                           [ULTRA STRIP SYSTEMS LOGO]







                                      2001
                          ============================
                            Notice of Annual Meeting
                            and Information Statement





ULTRASTRIP SYSTEMS, INC.
-------------------------
3515 S.E. LIONEL TERRACE
STUART, FLORIDA 34996

                            ULTRASTRIP SYSTEMS, INC.
                            3515 S.E. LIONEL TERRACE
                             STUART, FLORIDA 34996

                  NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS

                                 August 18, 2001

         The Annual Meeting of the Stockholders of Ultrastrip Systems, Inc. will be held on Saturday, August 18, at 10:00 a.m., local time, at our corporate offices at 3515 S.E. Lionel Terrace, Stuart, Florida 34996 to consider and take action on the following:

         1) Election of a class of eleven directors for a one-year term expiring in 2002; and

         2) Transaction of any other business properly brought before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE PROPOSAL. Stockholders of record at the close of business on July 20, 2001 will be entitled to vote at the Annual Meeting or any adjournments thereof. A list of stockholders entitled to vote will be available at the Annual Meeting and during ordinary business hours for ten days prior to the meeting at our corporate offices for examination by any stockholder for any legally valid purpose.

         Ultrastrip Systems, Inc. stockholders may attend the meeting. We are not soliciting proxies for the Annual Meeting, but are providing this Information Statement to our stockholders in accordance with Regulation 240.14c-2 of the Securities Exchange Act of 1934.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         This Information Statement is being mailed to the Shareholders on or about July 27, 2001. Ultrastrip's Annual Report on Form 10-KSB for the year ended December 31, 2000 accompanies this Information Statement.

                                         By order of the Board of Directors,


                                         /s/ JACQUELINE K. MCGUIRE
                                         -----------------------------------
                                         Jacqueline K. McGuire
                                         Secretary

                             ULTRASTRIP SYTEMS, INC.
                            3515 S.E. LIONEL TERRACE
                              STUART, FLORIDA 34996

                              INFORMATION STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 18, 2001

                               VOTING INFORMATION

         This Information Statement relates to the upcoming Annual Meeting of the Stockholders (the "Annual Meeting") of Ultrastrip Systems, Inc. (the "Company") to be held on August 18, 2001 at the Company's corporate offices at 3515 S.E. Lionel Terrace, Stuart, Florida 34996, at 10:00 a.m. local time. The Company has not received timely notice of any stockholder proposals for presentation at the Annual Meeting as required by Section 14a-4(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Action will be taken at the Annual Meeting for the election of directors and any other business that properly comes before the meeting, and the stockholders of the Company (the "Stockholders") attending the meeting have the right to and will vote in accordance with their judgment.

         This Information Statement is first being mailed to Stockholders on or about July 27, 2001. The Company's Annual Report on Form 10-KSB for the year ended December 31, 2000 accompanies this Information Statement.

         Holders of the Company's Common Stock at the close of business on July 20, 2001 (the "Record Date") are entitled to vote at the Annual Meeting or any adjournment or adjournments thereof. On that date, 41,186,507 shares of Common Stock were issued and outstanding. The presence of Stockholders holding at least a majority of the shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Stockholders are entitled to cast one vote per share on each matter presented for consideration and action at the Annual Meeting.

                  BOARD OF DIRECTORS AND ELECTION OF DIRECTORS

         The Board of Directors of the Company (the "Board") consists of eleven members, each of whom are elected to serve one-year terms.

         The Board has nominated for election as directors William A. Owens, Robert O. Baratta, John E. Bares, R. Gerald Buchanan, Jean-Michel Cousteau, Frank R. Esposito, John M. Gumersell, Gordon E. Kuljian, T. Joseph Lopez, Dennis
E. McGuire and John P. Odwazny. The nominees for directors have previously served as members of the Board of the Company.

         THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE FOLLOWING DIRECTOR NOMINEES.

WILLIAM A. OWENS, Chairman of the Board of Directors (61). Retired Admiral Owens serves Teledesic LLC as vice-chairman and co-chief executive officer. He joined Teledesic in August 1998 from Science Applications International Corp., where he was vice chairman, president and chief operating officer since 1996. Prior to that, he served as Vice Chairman of the Joint Chiefs of Staff, appointed by President Clinton in March 1994. Admiral Owens received a bachelor's degree in mathematics from the U.S. Naval Academy in 1962, bachelor's and master's degrees in politics, philosophy and economics from Oxford University between 1970 and 1972 and a master's degree in management from George Washington University in 1974.

ROBERT O. BARATTA, President, Co-Chief Executive Officer and Vice Chairman of the Board of Directors (60). Dr. Baratta served the Company as part-time co-chief executive officer from December 2000 to June 2001 and became full-time co-chief executive officer in July 2001. Dr. Baratta is the chairman of FPIC Insurance Group Inc. (NASDAQ: FPIC), a Florida-based multi-line insurance carrier. He founded and chaired Stuart Hatteras Inc., the largest Hatteras dealer in the world, has developed professional office real estate projects, and owns a property management firm and a yacht charter business. Until recently, Dr. Baratta practiced ophthalmology in Stuart, Florida and remains the founder and majority shareholder in The Surgery Center of Stuart, a multispecialty ambulatory surgery center. Dr. Baratta received his bachelors degree from St. Peter's College in 1962 and his medical degree from Columbia University in 1966. He completed his residency in ophthalmology at Vanderbilt University School of Medicine.

JOHN P. ODWAZNY, Senior Vice President, Co-Chief Executive Officer and Director
(44). Mr. Odwazny was a Senior Sales Executive at AKZO Nobel/International Paint, the world's largest chemical and coatings company, where he managed the South Florida and Caribbean region, before joining the Company on March 1, 2001. His responsibilities included designing technical specifications of surface preparation and coating applications for large marine and industrial companies. He also serves on an Advisory Board for the National Association of Corrosion Engineers. Mr. Odwazny received his bachelors degree from Florida State University in 1978.

DENNIS E. MCGUIRE, Chief Technology Officer, Director of Sales and Director
(50). Mr. McGuire formed Amclean Inc. in 1992 as the world's first ultrahigh pressure waterjetting contractor in the marine industry and assigned his original patented invention to that company, which Amclean assigned to the Company in December 1999. Mr. McGuire has traveled extensively throughout the world performing contract services at shipyards and has given educational seminars to various navies and shipyards on the benefits of ultrahigh pressure waterjetting as an environmentally safer alternative to grit blasting for removing coatings from the hulls of ships. He left Amclean in early 1998 to start the Company. Mr. McGuire received his associate of science degree from Miami-Dade Community College in 1974.

JOHN E. BARES, PHD., Director (37). Dr. Bares is a Senior Research Scientist at Carnegie Mellon University's Robotics Institute and the Director of its National Robotics Engineering Consortium. His research focuses on robots for hazardous environments. Dr. Bares received his bachelors degree in 1985, his masters degree in 1987 and his doctorate in civil engineering in 1991 from Carnegie Mellon. Prior to returning to Carnegie Mellon, he served as a visiting research scientist at Mitsubishi Heavy Industries.

R. GERALD BUCHANAN, Director (53). Mr. Buchanan is Managing Director of Wallem Shipmanagement Ltd., one of the largest ship management companies in the world. Previously, from 1990-1996 he served as Director of Engineering at Canada Steamship Lines. From 1969-1990 he held various positions of increasing responsibility at Denholm Shipmanagement.

JEAN-MICHEL COUSTEAU, Director (62). Mr. Cousteau, the son of the late environmentalist and ocean pioneer Jacques Cousteau, has spent his life exploring and researching the world's oceans. He has collaborated in the development of artificial floating islands, schools, a residential and research complex in Madagascar and an advanced marine studies center in Marseille. He supervised the transformation of part of the ocean liner QUEEN MARY into the Living Sea Museum in Long Beach, California. He designed and developed the Parc Oceanique Cousteau in Paris. In the mid 1960's he collaborated in the award-winning television series THE UNDERSEA WORLD OF JACQUES COUSTEAU. Currently Mr. Cousteau lectures extensively around the world and writes a column for THE LOS ANGELES TIMES SYNDICATE. Mr. Cousteau graduated from the Paris School of Architecture in 1960.

FRANK R. ESPOSITO, Director (83). Mr. Esposito is a retired automotive industry executive. He sold American Lacquer & Solvents Co. Inc. in 1986, a leading automobile paint manufacturer of Amer-Flint, which he had owned since 1976. He served as a director of the Florida Paint & Coatings Association from 1979 through 1987 and served as regional vice president of the National Paint & Coatings Association from 1982 through 1983, where he was also a member of the Steering Committee and the Marine Coatings Committee. Currently Mr. Esposito is a trustee emeritus of St. Thomas University and a trustee of the University Community Hospital (Tampa), the Asthma and Allergy Foundation of Florida and other charitable institutions. He received his bachelors degree in economics from the University of Villanova in Cuba in 1950.

JOHN M. GUMERSELL, Director (55). Mr. Gumersell serves as president and chief executive of Lucent Technologies Consumer Products L.P. Previously, from 1997-1998 he served as senior vice president and chief financial officer of Philips Consumer Communications. From 1975-1997 he held various positions of increasing responsibility at AT&T and then Lucent Technologies. Mr. Gumersell received his bachelors degree in accounting and economics from Rutgers University in 1980 and his masters degree in management from Pace University in 1982.

GORDON G. KULJIAN, Director (40). Mr. Kuljian serves as vice president-operations for Chemstar Urethanes Inc. Previously, he served as a Senior Engineer and the Operations Manager for Coatings Services at Corrpro Companies Inc. He has over 15 years of experience in the field of corrosion control by protective coatings, surface preparation and coatings formulation and application and has lectured and written scholarly articles in the field. Mr. Kuljian received his bachelors degree in chemical engineering from Northwestern University in 1982.

T. JOSEPH LOPEZ, Director (61). Retired Admiral Lopez is employed by Halliburton Company as the chief operating officer of the North and South America and U.S. Government Projects Worldwide for its Brown & Root Services division. Previously he served in the U.S. Navy, including a tour as both Commander in Chief of U.S. Naval Forces (Europe) and Commander in Chief of Allied Forces (Southern Europe). During his naval career he was awarded two Defense Distinguished Service Medals, among other accolades. Currently he serves on the Department of Defense Policy Board, the Armed Forces Benefit Association Board and as a trustee of both the National Youth Science Foundation and the Center for Naval Analyses. He received a bachelors degree in International Relations from Potomac State College in 1972, and a masters degree in business management from the U.S. Naval Postgraduate School in 1973.

MEETINGS AND COMMITTEES OF THE BOARD

         The Board will establish three standing committees: an Executive Committee, an Audit Committee and a Compensation Committee. Each of these committees will be formed by resolution of the Board subsequent to the Annual Meeting of Stockholders. The Board will not establish a nominating committee. The full Board held one meeting in 2000 and each director attended 75% or more of the aggregate number of meetings of the Board.

EXECUTIVE COMMITTEE

         The Executive Committee will consist of at least three members of the Board of Directors. It will be responsible for overseeing the management of the affairs and business of the Company and will be delegated authority to exercise the powers of the Board during intervals between Board meetings. The Executive Committee will be formed subsequent to the Annual Meeting of Stockholders and consequently, did not hold any meetings in 2000.

AUDIT COMMITTEE

         The Audit Committee will consist of three members of the Board of Directors and will operate under a written charter. The Audit Committee will be responsible for: (a) recommending the firm to be appointed as independent accountants to audit the Company's financial statements and to perform services related to the audit; (b) reviewing the scope and results of the audit with the independent accountants; (c) reviewing with the management and the independent accountants the Company's year end operating results; (d) considering the adequacy of the internal accounting and control procedures of the Company; and
(e) reviewing the non-audit services to be performed by the independent accountants, if any, and considering the effect of such performance on the accountants' independence. The Audit Committee will be formed subsequent to the Annual Meeting of Stockholders and consequently, did not hold any meetings in 2000.

COMPENSATION COMMITTEE

     The Compensation Committee will consist of three members of the Board of Directors. It will be responsible for the review, recommendation and approval of compensation arrangements for directors and executive officers, for the approval of such arrangements for other senior level employees, and for the administration of certain benefit and compensation plans and arrangements of the Company. The Compensation Committee will be formed subsequent to the Annual Meeting of Stockholders and consequently, did not hold any meetings in 2000.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

In addition to performing the audit of the Company's 1999 and 2000 financial statements, Barry I. Hechtman, P.A., Certified Public Accountants, provided various other services during 2000. The aggregate fees billed for 2000 for each of the following categories of services are set forth below:

o   Audit and review of the Company's 2000 financial statements     $ 27,800

o   All other services                                              $  3,400

Barry I. Hechtman, P.A. did not provide any services related to financial information systems design and implementation during 2000.

"All other services" includes tax matters.

COMPENSATION OF DIRECTORS

         Members of the Board who are also employees of the Company do not receive cash compensation for their services as directors. In 1999, the Company established the 1999 Outside Directors Stock Option Plan (the "1999 Plan") under which non-employee directors are entitled to receive an annual grant of options to purchase 50,000 shares of the Company's Common Stock at an exercise price per share equal to the fair market value (as determined according to the terms of the plan) of a share of the Company's Common Stock on the date of grant. Options granted under the 1999 Plan can not be exercised for a period of six months following the date of grant and expire on the fifth anniversary of the date of grant.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth compensation information for the Company's Chief Executive Officer and for the Company's four other most highly compensated executive officers with compensation in excess of $100,000 for 1998, 1999 and 2000 (the "Named Executive Officers").

                                                                     LONG-TERM COMPENSATION
                                                                     ------------------------
                                               ANNUAL COMPENSATION    SECURITIES UNDERLYING        ALL OTHER
                                              ---------------------                             COMPENSATION(3)
NAME AND PRINCIPAL POSITION(S)     FISCAL YEAR      SALARY ($)           OPTIONS (#S)(2)          STOCK (#S)
------------------------------     -----------      ----------           ---------------        -----------------
Robert O. Baratta(1)                  2000                  --                 500,000               100,000
President, Co-Chief Executive         1999                  --                      --
Officer and Vice Chairman             1998                  --                      --

Dennis McGuire                        2000             260,000                      --
Chief Technology Officer,             1999             260,000                 400,000
Director of Sales and Director        1998              97,500                      --

Jacqueline K. McGuire                 2000             130,000                      --
Senior Vice President -               1999             104,000                 200,000
Administration and Secretary          1998              58,500                      --


------------

(1) Mr. Baratta began serving as Chief Executive Officer on a part-time basis in December 2000 and became full-time Co-Chief Executive Officer in July 2001. John P. Odwazny, who joined the Company in March 2001, also serves as Co-Chief Executive Officer.

(2) Prior to December 2000, Mr. Baratta served as an outside director of the Company and, as noted above under "Compensation of Directors" received grants for options to purchase an aggregate of an additional 450,000 shares of the Company's Common Stock.

(3) Mr. Baratta's received a one-time stock grant of 100,000 shares of the Company's common stock.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information for each Named Executive Officer with regard to stock options granted during 2000:


                                                % OF
                                                TOTAL
                                               OPTIONS                                      POTENTIAL REALIZABLE
                                NUMBER OF      GRANTED                                     VALUE AT ASSUMED RATES
                               SECURITIES        TO                                      OF STOCK PRICE APPRECIATE
                               UNDERLYING     EMPLOYEES                                      FOR OPTION TERM(1)
                                 OPTIONS      IN FISCAL   EXERCISE     EXPIRATION        --------------------------
      NAME                       GRANTED        YEAR     PRICE ($/SH)    DATE              5%            10%
----------------           ----------------------------  ------------  -----------       --------------------------
Robert O. Baratta              500,000          71%         $3.00       12/31/2005      $414,422        $915,765


--------------------

(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. These assumptions are not intended to forecast future appreciation of our stock price. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The table below sets forth information for each Named Executive Officer with regard to the aggregate stock options held at December 31, 2000. No stock options were exercised by any of the Named Executive Officers during 2000.


                                                  NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                 UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS AT FY-END
                                                 OPTIONS AT FY-END (#)                    ($)(1)
                                               ----------------------------   -------------------------------
                    NAME                       (EXERCISABLE - UNEXERCISABLE)  (EXERCISABLE - UNEXERCISABLE)
---------------------------------------------  -----------------------------  -------------------------------
 Robert O. Baratta                               950,000          0              225,000              0
 Dennis McGuire                                  400,000          0              450,000              0
 Jacqueline K. McGuire                           200,000          0              391,500              0

--------------------
(1)  Based on the offering price per share of $3.00 as of December 31, 2000.

EMPLOYMENT AGREEMENTS

ROBERT O. BARATTA. In December 2000, the Company entered into a part-time employment agreement with Mr. Baratta ending June 30, 2001, which provided for a salary of $105,000, a stock grant of 100,000 shares of the Company's common stock, a stock option to acquire 500,000 shares of the Company's common stock at an exercise price of $3.00 per share through December 31, 2005, and payment of normal business expenses.

JACQUELINE K. MCGUIRE. In February 2001 the Company entered into an employment agreement with Ms. McGuire ending December 31, 2003, which currently provides for an annual salary of $150,000, a stock grant of 150,000 shares of the Company's common stock incentive bonuses, a stock option to acquire 300,000 shares of the Company's common stock, at an exercise price of $3.00 per share exercisable at intervals through December 31, 2010, and payment of normal business expenses.

EXECUTIVE OFFICER COMPENSATION

         The objective of the Company's compensation program for executive officers (including Robert Baratta and John Odwazny, our Co-Chief Executive Officers) is to motivate and reward executive management for achieving high levels of business performance and financial results. This reflects the Company's commitment to attract, develop, retain and motivate high caliber executives.

         The Company's compensation program for executive officers consists of a base salary and other incentives. Except as otherwise provided under the Employment Agreements described above, beginning in fiscal 2001:

         o Salaries for each executive will be reviewed annually by the Compensation Committee, taking into account factors such as changes in duties and responsibilities, individual performance and changes in the competitive marketplace;

         o Annual incentives may be awarded for successfully achieving financial and operational goals of the Company;

         o  Long-term incentives may be granted in the form of stock options.

CEO COMPENSATION

            Prior to the formation of a Compensation Committee, the Board of Directors is responsible for the review and approval of all employment decisions, including the decision to enter into employment agreements with Mr. Baratta and Mr. Odwazny. The Board of Directors believes that these agreements are appropriate as to amount and mix of compensation. Accordingly, we believe that future compensation will be paid under these employment agreements, and that compensation payable beyond what is called for by the agreements will be made by the Compensation Committee only when it deems it appropriate because of demonstrable changes in the Company's or an individual's performance.

         The Compensation Committee's goal will be to maintain compensation and benefit programs that are competitive within the Company's industry. The Committee will ensure that compensation paid to executive officers is within the limits of, or exempt from, the deductibility limits of 162(m) of the Internal Revenue Code and that all compensation will be deductible. However, the Compensation Committee may decide to pay compensation that is not deductible if it determines that to be in the best interests of the Company and its stockholders.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No member of the Compensation Committee will be an officer or employee of the Company. No member of the Compensation Committee will have a relationship, and no officer who is a statutory insider of the Company will have a relationship to any other company, required to be described under the Securities and Exchange Commission rules relating to disclosure of executive compensation.

CERTAIN TRANSACTIONS AND RELATIONSHIPS WITH THE COMPANY

         The Company has contractual arrangements with parties related to each of directors Bares, Buchanan, Cousteau and Lopez and Advisory Board Chairman Ransom. The Company has engaged in loan transactions with director McGuire and executive employee Grady.

         Dr. Bares serves as the director of the National Robotics Engineering Consortium (NREC) at Carnegie Mellon University. The Company and NREC have entered into a development agreement whereby NREC develops technologies based on the Company's original robotic stripping concept. The Company paid $1,013,091 to NREC in 2000 pursuant to the development agreement.

         Mr. Buchanan serves as Managing Director of Wallem Shipmanagement Ltd. The Company and Wallem have entered into a strategic alliance pursuant to which Wallem provides marketing and management services to the Company for a fee and commission based on business generated.

         Mr. Cousteau serves as the President of Ocean Futures Society, a non-profit organization that receives 2% of revenues generated by the Company pursuant to an agreement between the parties.

         Retired Admiral Lopez serves as Chief Operating Officer of Brown & Root Services. The Company and Brown & Root Services have agreed to work together to convert shipyards throughout the world to the Company's robotic technologies.

         Through his firm, D.M. Ransom Associates, Mr. Ransom provides international consulting services to the Company. The Company engaged Mr. Ransom's firm to seek investors and solicit potential clients in the Middle East and elsewhere as designated by the Company. Mr. Ransom is eligible to receive a commission for the business he generates for the Company, as well as a fixed sum when requested to travel on the Company's behalf.

         Other than normal trade payables, the Company is indebted to Dennis and Jacqueline McGuire in the amount of $106,219 and Kevin Grady in the amount of

$517,893 for sums they lent the Company over the course of 2000. Such debt is payable upon demand. Although no interest is accruing on the debt, in the event that payment is not made within five days of demand, interest shall begin accruing at the prime rate.

                               SECURITY OWNERSHIP

                  The following table sets forth information as of March 31, 2001 with respect to the beneficial ownership of shares of Common Stock by (i) each person owning more than five percent, (ii) each director and officer, and
(iii) officers and directors as a group:

      OWNER                            COMMON SHARES(3)            PERCENTAGE
      -----                            ----------------            ----------

Dennis E. McGuire(1)                      7,541,991                  18.35
Kevin P. Grady                            7,231,394                  17.60
John Caperton(6)                          2,035,556                   4.95
Michael Cristoforo(7)                     1,176,666                   2.86
Robert O. Baratta(1)(2)                     500,000(4)                1.22
Frank R. Esposito(1)                        459,926                   1.12
John P. Odwazny(1)(2)                       451,112                   1.10
Jacqueline K. McGuire(2)                    239,108                    .58
Jean-Michel Cousteau(1)                     200,000                    .49
Michael R. Donn(2)                          125,000                    .30
R. Gerald Buchanan(1)                        50,000                    .12
John M. Gumersell(1)                         20,000                    .05
Scott R. Baratta(2)                          50,000(4)                 .12
John E. Bares(1)                                  0                     --
Gordon G. Kuljian(1)                              0                     --
William A. Owens(1)                               0                     --
T. Joseph Lopez(1)                                0                     --
Officers and directors as a group         9,637,137                  23.45
(14 persons)

-----------------

(1)  A director
(2)  An officer
(3)  Does not include common shares underlying options and warrants
(4) Does not include common shares underlying shares of Series A and/or Series B Preferred Stock.
(5)  Includes 311,112 common shares owned by Mr. Odwazny's wife.
(6)  Former director
(7)  Significant employee

The business address of each of the owners is c/o UltraStrip System, Inc., 3515 S.E. Lionel Terrace, Stuart, Florida 34996.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under the Exchange Act and the rules and regulations promulgated thereunder, the Company's directors, its executive officers and any persons beneficially holding more than ten percent of the Company's Common Stock are required to report their ownership of the Company's Common Stock and any changes in that ownership to the Commission. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure to file by these dates. Due to an inadvertent failure by the Company to recognize prior to the second quarter of 2001 that it and its officers and directors are subject to these reporting requirements, to the Company's knowledge as of the date of this Information Statement, no officer, director or 10% beneficial owner of the Company has filed any report with regard to his, her or its beneficial ownership of the Company's securities. The Company is in the process of assisting such persons in filing the appropriate reports.

                             INDEPENDENT ACCOUNTANTS

         Barry I. Hechtman, P.A., Certified Public Accountants has served as the independent accountants for Fiscal Year 2000. Representatives thereof will be present at the Annual Meeting, and will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                  STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

         Rule 14a-8 of the Exchange Act contains the procedures for including certain stockholder proposals in the Company's information statement or proxy and related materials. The deadline for submitting a stockholder proposal pursuant to Rule 14a-8 for the 2002 Annual Meeting of Stockholders (the "2001 Annual Meeting") of the Company is December 21, 2001. With respect to any stockholder proposal outside the procedures provided in Rule 14a-8 and received by the Company no later than March 19, 2002, the Company may be required to include certain limited information concerning such proposal in the Company's information statement or proxy statement (as the case may be) for its 2002 Annual Meeting. Any stockholder proposals should be addressed to the Secretary of the Company, 3515, S.E. Lionel Terrace, Stuart, Florida 34996.



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